Exhibit 99.1

THE TILE SHOP REPORTS Second Quarter 2024 RESULTS

MINNEAPOLIS – August 8, 2024 – Tile Shop Holdings, Inc. (Nasdaq: TTSH) (the “Company”), a specialty retailer of natural stone, man-made and luxury vinyl tiles today announced results for its second quarter ended June 30, 2024.

Second Quarter 2024 Summary

Net Sales Decreased 7.3%

Comparable Store Sales Decreased 6.9%

Gross Margin of 66%

Net Income of $1.2 Million and Adjusted EBITDA of $6.7 Million

Diluted Earnings per Share of $0.03

Management Commentary – Cabell Lolmaugh, CEO

“I’m pleased with the team’s execution during the quarter, which contributed to a sequential improvement in our comparable store sales results. We continue to see softness in existing home sales and resulting lower traffic in our stores, which contributed to a decrease in comparable store sales from the second quarter of 2023. Recent actions to enhance our Superior line of installation products and expand the selection of tile products that cater to customers seeking to complete smaller projects are showing promising early results.”

	Three Months Ended		Six Months Ended
(unaudited, dollars in thousands, except per	June 30,		June 30,
share data)	2024	2023	2024	2023
Net sales	$91,384	$98,557	$183,112	$200,576
Net sales decline(1)	(7.3)%	(8.4)%	(8.7)%	(4.5)%
Comparable store sales decline (2)	(6.9)%	(8.0)%	(8.6)%	(4.0)%
Gross margin rate	66.0%	64.2%	65.9%	64.2%
Income from operations as a % of net sales	2.0%	7.8%	2.3%	5.9%
Net income	$1,219	$5,079	$2,908	$7,591
Net income per diluted share	$0.03	$0.12	$0.07	$0.17
Adjusted EBITDA	$6,733	$13,584	$14,150	$23,897
Adjusted EBITDA as a % of net sales	7.4%	13.8%	7.7%	11.9%
Number of stores open at the end of period	142	143	142	143

(1)	As compared to the prior year period.
(2)	The comparable store sales operating metric is the percentage change in sales of comparable stores period over period. A store is considered comparable on the second day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales calculation. Comparable store sales include total charges to customers less any actual returns. The Company includes the change in allowance for anticipated sales returns applicable to comparable stores in the comparable store sales calculation.

SECOND QUARTER 2024

Net Sales

Net sales for the second quarter of 2024 decreased $7.2 million, or 7.3%, compared to the second quarter of 2023. Sales decreased at comparable stores by 6.9% during the second quarter of 2024 compared to the second quarter of 2023 principally due to a decrease in traffic.

Gross Profit

Gross profit decreased $3.0 million, or 4.7%, in the second quarter of 2024 compared to the second quarter of 2023. The gross margin rate increased to 66.0% during the second quarter of 2024 as compared to 64.2% during the second quarter 2023. The improvement in the gross margin rate was primarily due to decreases in product costs.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased $2.9 million, or 5.2%, from $55.6 million in the second quarter of 2023 to $58.5 million in the second quarter of 2024. The increase was partially due to a $1.3 million increase in bonus expenses which is primarily attributable to a onetime benefit recorded during the second quarter of 2023 to reduce certain bonus and long-term incentive accruals that was not repeated in 2024. Additionally, occupancy costs increased by $0.7 million due to an increase in rent expense associated with leases that were extended over the last year, information technology expenses increased by $0.7 million due to an increase in software licensing costs, and marketing expenditures increased by $0.4 million due to an increase in digital advertising expenditures during the second quarter of 2024 when compared to the same period in 2023. These factors were partially offset by a $0.9 million decrease in depreciation expense and a $0.7 million decrease in variable compensation costs. During the second quarter of 2024, the Company recorded $0.9 million of asset impairment charges in connection with the write-down of certain store assets.

Provision for Income Taxes

The provision for income taxes for the second quarter of 2024 and 2023 was $0.6 million and $2.0 million, respectively. The decrease in the provision for income tax was due to a decrease in pretax income. The Company’s effective tax rate was 32.1% and 28.1% in the second quarter of 2024 and 2023, respectively. The increase in the effective tax rate was largely due to a decrease in pre-tax income and the disproportionate impact of certain permanent items.

Capital Structure and Liquidity

As of June 30, 2024, the Company had no borrowings outstanding on its $75.0 million line of credit and cash and cash equivalents of $25.3 million.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the second quarter of 2024 was $6.7 million compared with $13.6 million for the second quarter of 2023. See the table below for a reconciliation of GAAP net income to Adjusted EBITDA.

	Three Months Ended
($ in thousands, unaudited)	June 30,
	2024	% of net sales (1)	2023	% of net sales
GAAP net income	$1,219	1.3%	$5,079	5.2%
Interest expense	57	0.1	668	0.7
Provision for income taxes	575	0.6	1,987	2.0
Depreciation and amortization	4,602	5.0	5,549	5.6
Stock-based compensation	280	0.3	301	0.3
Adjusted EBITDA	$6,733	7.4%	$13,584	13.8%

	Six Months Ended
($ in thousands, unaudited)	June 30,
	2024	% of net sales	2023	% of net sales
GAAP net income	$2,908	1.6%	$7,591	3.8%
Interest expense	223	0.1	1,466	0.7
Provision for income taxes	1,003	0.5	2,802	1.4
Depreciation and amortization	9,344	5.1	11,332	5.6
Stock-based compensation	672	0.4	706	0.4
Adjusted EBITDA	$14,150	7.7%	$23,897	11.9%

(1)	Amounts do not foot due to rounding.

Pretax Return on Capital Employed

Pretax Return on Capital Employed was 6.8% for the trailing twelve months as of the end of the second quarter in 2024 compared to 13.8% for the trailing twelve months as of the end of the second quarter in 2023. See the Pretax Return on Capital Employed calculation in the table below.

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($ in thousands, unaudited)	June 30,
	2024(1)	2023(1)
Income from Operations (trailing twelve months)	$8,433	$19,954

Total Assets	321,899	341,737
Less: Accounts payable	(23,944)	(26,566)
Less: Income tax payable	(652)	(801)
Less: Other accrued liabilities	(31,288)	(35,798)
Less: Lease liability	(138,118)	(129,254)
Less: Other long-term liabilities	(4,763)	(4,530)
Capital Employed	$123,134	$144,788

Pretax Return on Capital Employed	6.8%	13.8%

(1) Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking income (loss) from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

WEBCAST AND CONFERENCE CALL

As announced on August 1, 2024, the Company will host a conference call via webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Thursday, August 8, 2024. The call will be hosted by Cabell Lolmaugh, CEO, Mark Davis, CFO, and Ken Cooper, Investor Relations.

Participants may access the webcast by visiting the Investor Relations page at www.tileshop.com. The call can also be accessed by dialing (888) 596-4144, or (646) 968-2525 for international participants, and referencing conference identification number 7601375. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

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Contact:

Investors and Media:

Mark Davis

Chief Financial Officer

investorrelations@tileshop.com

ABOUT THE TILE SHOP

Tile Shop Holdings, Inc. (Nasdaq: TTSH) is a leading specialty retailer of natural stone, man-made and luxury vinyl tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. The Tile Shop currently operates 142 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and X, previously known as Twitter.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties, many of which are difficult to predict and are outside of our control, that may cause actual results, performance, or achievements to differ materially from any expected future results, performance, or achievements expressed or implied by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances, except as required by law. Investors are referred to the most recent reports filed by the Company with the Securities and Exchange Commission.

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except per share data)

	(Unaudited)	(Audited)
	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$25,341	$8,620
Receivables, net	3,654	2,882
Inventories	86,071	93,679
Income tax receivable	1,415	129
Other current assets, net	8,501	9,248
Total Current Assets	124,982	114,558
Property, plant and equipment, net	59,959	64,317
Right of use asset	130,915	129,092
Deferred tax assets	4,263	5,256
Other assets	2,177	3,449
Total Assets	$322,296	$316,672

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$21,922	$23,345
Income tax payable	84	1,135
Current portion of lease liability	28,686	27,265
Other accrued liabilities	31,335	27,000
Total Current Liabilities	82,027	78,745
Long-term debt, net	-	-
Long-term lease liability, net	112,828	112,697
Other long-term liabilities	4,649	5,543
Total Liabilities	199,504	196,985

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 44,652,655 and 44,510,779 shares, respectively	4	4
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in capital	129,070	128,861
Accumulated deficit	(6,201)	(9,109)
Accumulated other comprehensive loss	(81)	(69)
Total Stockholders' Equity	122,792	119,687
Total Liabilities and Stockholders' Equity	$322,296	$316,672

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net sales	$91,384	$98,557	$183,112	$200,576
Cost of sales	31,053	35,255	62,462	71,736
Gross profit	60,331	63,302	120,650	128,840
Selling, general and administrative expenses	58,480	55,568	116,516	116,981
Income from operations	1,851	7,734	4,134	11,859
Interest expense	(57)	(668)	(223)	(1,466)
Income before income taxes	1,794	7,066	3,911	10,393
Provision for income taxes	(575)	(1,987)	(1,003)	(2,802)
Net income	$1,219	$5,079	$2,908	$7,591

Income per common share:
Basic	$0.03	$0.12	$0.07	$0.18
Diluted	$0.03	$0.12	$0.07	$0.17

Weighted average shares outstanding:
Basic	43,688,605	43,363,374	43,629,675	43,300,962
Diluted	43,759,597	43,508,221	43,711,030	43,465,235

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Gross margin rate	66.0%	64.2%	65.9%	64.2%
SG&A expense rate	64.0%	56.4%	63.6%	58.3%
Income from operations margin rate	2.0%	7.8%	2.3%	5.9%
Adjusted EBITDA margin rate	7.4%	13.8%	7.7%	11.9%

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2024	2023
Cash Flows From Operating Activities
Net income	$2,908	$7,591
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,344	11,332
Amortization of debt issuance costs	36	129
Loss on disposals of property, plant and equipment	32	7
Impairment charges	949	618
Non-cash lease expense	13,404	13,016
Stock based compensation	672	706
Deferred income taxes	993	2,006
Changes in operating assets and liabilities:
Receivables, net	(772)	(460)
Inventories	7,608	14,090
Other current assets, net	1,984	1,142
Accounts payable	(1,119)	984
Income tax receivable / payable	(2,336)	3,066
Accrued expenses and other liabilities	(10,251)	(12,789)
Net cash provided by operating activities	23,452	41,438
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(6,257)	(8,076)
Net cash used in investing activities	(6,257)	(8,076)
Cash Flows From Financing Activities
Payments of long-term debt	(10,000)	(40,400)
Advances on line of credit	10,000	15,000
Employee taxes paid for shares withheld	(463)	(446)
Net cash used in financing activities	(463)	(25,846)
Effect of exchange rate changes on cash	(11)	(28)
Net change in cash, cash equivalents and restricted cash	16,721	7,488
Cash, cash equivalents and restricted cash beginning of period	8,620	7,759
Cash, cash equivalents and restricted cash end of period	$25,341	$15,247

Cash and cash equivalents	$25,341	$14,592
Restricted cash	-	655
Cash, cash equivalents and restricted cash end of period	$25,341	$15,247

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$126	$655
Cash paid for interest	167	1,578
Cash paid (received) for income taxes, net	2,346	(2,271)

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